As filed with the Securities and Exchange Commission on April 17, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CURIS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	04-3505116
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

4 Maguire Road

Lexington, Massachusetts 02421

(617) 503-6500

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Ali Fattaey

President and Chief Executive Officer

Curis, Inc.

4 Maguire Road

Lexington, Massachusetts 02421

(617) 503-6500

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copy to:

Steven D. Singer, Esq.

Cynthia T. Mazareas, Esq.

Wilmer Cutler Pickering Hale and Dorr LLP

60 State Street

Boston, Massachusetts 02109

Telephone: (617) 526-6000

Telecopy: (617) 526-5000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date hereof.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Common Stock, $0.01 par value per share	17,120,131	$2.82	$48,278,769	$5,610

(1)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based on average of high and low price per share of the common stock as reported on the NASDAQ Global Market on April 13, 2015.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholder named in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and the selling stockholder named in this prospectus is not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated April 17, 2015

PROSPECTUS

17,120,131 SHARES OF COMMON STOCK

This prospectus relates to the resale of up to 17,120,131 shares of our common stock by the selling stockholder listed on page 6, including its transferees, pledgees or donees or other successors, which covers shares of our common stock, issued to the selling stockholder in a private placement. We are registering these shares on behalf of the selling stockholder, to be offered and sold by it from time to time.

We will not receive any proceeds from the sale of the shares.

The selling stockholder identified in this prospectus, or its pledgees, donees, transferees or other successors-in-interest, may offer the shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices.

Our common stock is traded on the NASDAQ Global Market under the symbol “CRIS.” On April 15, 2015, the closing sale price of the common stock on NASDAQ Global Market was $2.85 per share. You are urged to obtain current market quotations for the common stock.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 4.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                 , 2015.

We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. The selling stockholder is offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common stock.

PROSPECTUS SUMMARY

This summary highlights important features of this offering and the information included or incorporated by reference in this prospectus. This summary does not contain all of the information that you should consider before investing in our common stock. You should read the entire prospectus carefully, especially the risks of investing in our common stock discussed under “Risk Factors.”

CURIS, INC.

We are a biotechnology company focused on the development and commercialization of innovative drug candidates for the treatment of human cancers. Our current pipeline of drug candidates includes CUDC-907, a dual HDAC and PI3K inhibitor, CUDC-427, a small molecule antagonist of IAP proteins, and CUDC-305, an oral HSP90 inhibitor. We are also engaged in a broad collaboration with Aurigene Discovery Technologies Limited, or Aurigene, in the areas of immuno-oncology and precision oncology. We are also party to a collaboration agreement with Genentech, a member of the Roche Group, under which Genentech and Roche are developing and commercializing Erivedge®, the first and only FDA-approved medicine for the treatment of advanced basal cell carcinoma.

Our principal executive offices are located at 4 Maguire Road, Lexington, Massachusetts 02421, our telephone number at that address is (617) 503-6500 and our Internet address is www.curis.com. The information on our Internet website is not incorporated by reference in this prospectus, and you should not consider it to be a part of this document. Our website address is included as an inactive textual reference only. Unless the context otherwise requires references in this prospectus to “Curis,” “we,” “us,” and “our” refer to Curis, Inc. and its subsidiaries.

Curis™ is our trademark and Erivedge® is a trademark of Genentech. The Curis logo is a trademark of Curis in the United States and in other select countries. We may indicate U.S. trademark registrations and U.S. trademarks with the symbols “®” and “™”, respectively. Other third-party logos and product/trade names are registered trademarks or trade names of their respective owners.

THE OFFERING

Common Stock offered by selling stockholder	17,120,131 shares

Use of proceeds	Curis will not receive any proceeds from the sale of shares in this offering

NASDAQ Global Market symbol	CRIS

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the risks and uncertainties described in our most recent Annual Report on Form 10-K, as revised or supplemented by our subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference herein in their entirety, together with other information in this prospectus, the information and documents incorporated by reference in this prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering. The risks and uncertainties described in our most recent Annual Report on Form 10-K, as revised or supplemented by our subsequent Quarterly Reports on Form 10-Q are not the only ones facing our company. Additional risks and uncertainties may also impair our business operations. If any of the following risks actually occur, our business, financial condition or results of operations would likely suffer. In that case, the trading price of our common stock could fall, and you may lose all or part of the money you paid to buy our common stock.

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

This prospectus and the documents we incorporate by reference herein include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, which we refer to as the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act. For purposes of these statutes, any statement contained in this prospectus or in the documents we incorporate by reference herein other than a statement of historical fact, may be a forward-looking statement, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans and objectives of management. In some cases, you can identify forward-looking statements by such terms as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “should,” “would” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Forward-looking statements may include, but are not limited to, statements about:

•	the initiation, timing, progress and results of future preclinical studies and clinical trials, and our research and development programs;

•	our plans to develop and commercialize our product candidates;

•	our ability to establish and maintain collaborations or obtain additional funding;

•	the timing or likelihood of regulatory filings and approvals;

•	the implementation of our business model, strategic plans for our business, product candidates and technology;

•	our commercialization, marketing and manufacturing capabilities and strategy;

•	the rate and degree of market acceptance and clinical utility of our products;

•	our competitive position;

•	our intellectual property position;

•	developments and projections relating to our competitors and our industry;

•	the potential of CUDC-907, CUDC-427, CUDC-305 and any product candidates that we may elect to in-license from Aurigene;

•	our estimates of the period in which we anticipate that existing cash, cash equivalents and investments will enable us to fund our current and planned operations; and

•	our estimates regarding expenses, future revenue, capital requirements and needs for additional financing.

Our actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors, including the factors referred to under the heading “Risk Factors” on page 4 of this prospectus and in the “Risk Factors” section of our most recent Annual Report on Form 10-K, as well as our most subsequent Quarterly Reports on Form 10-Q. If one or more of these factors materialize, or if any underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements.

You should consider these factors and the other cautionary statements made in this prospectus and the documents we incorporate by reference herein as being applicable to all related forward-looking statements wherever they appear in this prospectus or the documents incorporated by reference. While we may elect to update forward-looking statements wherever they appear in this prospectus or the documents incorporated by reference herein, we do not assume, and specifically disclaim, any obligation to do so, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares by the selling stockholder.

The selling stockholder will pay any underwriting discounts and commissions and expenses incurred by the selling stockholder for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholder in disposing of the shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees, NASDAQ Global Market listing fees and fees and expenses of our counsel and our accountants.

DESCRIPTION OF TRANSACTION WITH AURIGENE

Collaboration, License and Option Agreement

In January 2015, we entered into an exclusive, multi-year collaboration agreement with Aurigene that is focused on discovery, development and commercialization of drug candidates in the fields of immuno-oncology and precision oncology. As part of the collaboration agreement, Aurigene granted to us the option to exclusively license multiple compounds, including the designated development candidates discovered using their small molecule technology that address molecular targets within the scope of the collaboration. Within the collaboration, Aurigene is responsible for conducting all discovery and preclinical activities, including IND-enabling studies and providing Phase 1 clinical trial supply of the investigational agent, and we are responsible for all clinical development, regulatory and commercialization efforts worldwide, excluding India and Russia, for each candidate for which we exercise an option to obtain a license. We will also make specified payments to Aurigene, including option exercise fees, pre-IND milestones for the first four programs, as well as milestone payments and royalties on any products we successfully commercialize under the collaboration. The lead compounds under the collaboration are orally-available small molecule antagonists of programmed death ligand-1 immune checkpoint target and orally-available small molecule inhibitors of Interleukin-1 receptor-associated kinase 4 in the precision oncology field.

Stock Purchase Agreement

In connection with the collaboration agreement, we issued to Aurigene 17,120,131 shares of our common stock in partial consideration for the rights granted to us under the collaboration agreement. The shares were issued pursuant to a stock purchase agreement with Aurigene dated January 18, 2015. Pursuant to the purchase agreement, Aurigene has agreed that the shares shall be subject to a lock-up restriction such that Aurigene will not, during the period ending on January 18, 2017, without our prior written consent, (a) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, contract to dispose of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations of the Securities and Exchange Commission, or SEC, promulgated thereunder, with respect to any of the shares, (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such shares, in cash or otherwise, or (c) publicly announce an intention to effect any transaction specified in clause (a) or (b). Notwithstanding the foregoing, Aurigene is permitted to take any of the actions described under clauses (a)-(c) with respect to:

(i) up to an aggregate of

(A) 25% of the shares from and after July 18, 2015,

(B) 50% of the shares from and after January 18, 2016, and

(C) 75% of the shares from and after July 18, 2016, and

(ii) any or all of the shares after any public announcement with respect to an acquisition of Curis by a third party or any change of control of Curis.

Registration Rights Agreement

In connection with the issuance of the shares, we entered into a registration rights agreement with Aurigene dated January 18, 2015. Pursuant to the terms of the registration rights agreement, we have agreed to file a resale registration statement on Form S-3 (or such other form as is then available to effect a resale registration of the shares) with the SEC on or prior to April 20, 2015, to register for resale the shares. Additionally, at any time after July 18, 2015, Aurigene may request registration of all or a portion of the shares on Form S-3 (or such other form as is then available to effect a registration of the shares for sale to the public), subject to specified conditions, including that no such registration will be effected for any shares that are then subject to the lock-up agreement described above. Subject to specified conditions, we are not required to effect more than two such demand registrations for Aurigene. We have also given Aurigene “piggyback” registration rights such that whenever we propose to register shares of our common stock for our own account or the account of others, Aurigene will have the right to include some or all of its shares in such registration, provided that no such registration will be effected for any shares that are then subject to the lock-up agreement described above. The registration rights agreement also contains other customary terms and conditions of the parties with respect to the registration of the shares.

The foregoing summary descriptions of the collaboration agreement, purchase agreement and registration rights agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, each of which was filed as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2014 and are incorporated by reference herein.

SELLING STOCKHOLDER

We issued the shares of common stock covered by this prospectus in a private placement. For additional information regarding the issuance of the common stock, please see “Description of Transaction with Aurigene” beginning on page 5 of this prospectus. We are registering the shares of common stock in order to permit the selling stockholder to offer the shares for resale from time to time.

Except as set forth herein, selling stockholder has not held any position or office with, or has not otherwise had a material relationship with, us or any of our subsidiaries within the past three years.

The following table sets forth, to our knowledge, certain information about the selling stockholder as of April 13, 2015.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to shares. Unless otherwise indicated below, to our knowledge, the person named in the table has sole voting and investment power with respect to such person’s shares of common stock. The inclusion of any shares in this table does not constitute an admission of beneficial ownership for the person named below.

	Shares of Common Stock Beneficially Owned Prior to Offering			Shares of Common Stock to be Beneficially Owned After Offering (1)
Name of Selling Stockholder	Number	Percentage	Number of Shares of Common Stock Being Offered	Number	Percentage
Aurigene Discovery Technologies Limited(2)	17,120,131	13.3%		0	*

* Less than one percent.

(1)	We do not know when or in what amounts the selling stockholder may offer shares for sale. The selling stockholder might not sell any or all of the shares offered by this prospectus. Because the selling stockholder may offer all or some of the shares pursuant to this offering, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, we cannot estimate the number of the shares that will be held by the selling stockholder after completion of the offering. However, for purposes of this table, we have assumed that, after completion of the offering, none of the shares covered by this prospectus will be held by the selling stockholder.
(2)	This information is based on a Schedule 13G filed with the SEC on January 28, 2015 by Aurigene Discovery Technologies Limited. The principal business address of Aurigene Discovery Technologies Limited is 39-40, KIADB Industrial Area, Phase II, Electronic City Hosur Road, Bangalore – 560100 Karnataka India.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is intended as a summary only. This description is based upon, and is qualified by reference to, our restated certificate of incorporation, as amended, our amended and restated by-laws, as amended, and applicable provisions of General Corporation Law of the State of Delaware, which we refer to as the DGCL. This summary is not complete. You should read our restated certificate of incorporation, as amended, and amended and restated by-laws, as amended, which are filed as exhibits to the registration statement of which this prospectus forms a part, for the provisions that are important to you.

As of March 31, 2015, our authorized capital stock consists of 225,000,000 shares of common stock and 5,000,000 shares of preferred stock.

Common Stock

Annual Meeting. Annual meetings of our stockholders are held on the date designated in accordance with our amended and restated by-laws, as amended. Written notice must be mailed to each stockholder entitled to vote not less than ten nor more than 60 days before the date of the meeting. The presence in person or by proxy of the holders of record of a majority of our issued and outstanding shares entitled to vote at such meeting constitutes a quorum for the transaction of business at meetings of the stockholders. Special meetings of the stockholders may be called for any purpose or purposes by the chairman of the board of directors, the chief executive officer (or if there is no chief executive officer, the president) or the board of directors. Except as may be otherwise provided by applicable law, our restated certificate of incorporation, as amended, or amended and restated amended and restated by-laws, as amended, all elections shall be decided by a plurality, and all other questions shall be decided by a majority, of the votes cast by stockholders entitled to vote thereon at a duly held meeting of stockholders at which a quorum is present.

Voting Rights. For all matters submitted to a vote of stockholders, each holder of common stock is entitled to one vote for each share registered in his or her name on our books. Our common stock does not have cumulative voting rights. As a result, holders of a majority of our outstanding common stock can elect all of the directors who are up for election in a particular year.

Dividends. If our board of directors declares a dividend, holders of common stock will receive payments from our funds that are legally available to pay dividends. However, this dividend right is subject to any preferential dividend rights we may grant to the persons who hold preferred stock, if any is outstanding.

Liquidation and Dissolution. If we are liquidated or dissolve, the holders of our common stock will be entitled to share ratably in all the assets that remain after we pay our liabilities and any amounts we may owe to the persons who hold preferred stock, if any is outstanding.

Other Rights. Holders of the common stock have no right to:

•	convert the stock into any other security;

•	have the stock redeemed; or

•	purchase additional stock or to maintain their proportionate ownership interest.

Holders of shares of the common stock are not required to make additional capital contributions.

Transfer Agent and Registrar. Computershare is transfer agent and registrar for the common stock.

Preferred Stock

As of March 31, 2015, no shares of preferred stock were outstanding.

We are authorized to issue “blank check” preferred stock, which may be issued in one or more series upon authorization of our board of directors. Our board of directors is authorized to fix the designation of the series, the number of authorized shares of the series, dividend rights and terms, conversion rights, voting rights, redemption rights and terms, liquidation preferences and any other rights, powers, preferences and limitations applicable to each series of preferred stock. The authorized shares of our preferred stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange on which our securities may be listed. If the approval of our stockholders is not required for the issuance of shares of our preferred stock, our board may determine not to seek stockholder approval.

A series of our preferred stock could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt. Our board of directors will make any determination to issue such shares based upon its judgment as to the best interests of our stockholders. Our directors, in so acting, could issue preferred stock having terms that could discourage an acquisition attempt through which an acquirer may be able to change the composition of our board of directors, including a tender offer or other transaction that some, or a majority, of our stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then-current market price of the stock.

Provisions of Our Restated Certificate of Incorporation and Amended and Restated By-laws and Delaware Law That May Have Anti-Takeover Effects

Board of Directors. Our amended and restated by-laws, as amended, provide for the division of our board of directors into three classes as nearly equal in size as possible with staggered three-year terms.

Removal of Directors by Stockholders. Our amended and restated by-laws, as amended, provide that directors may be removed only for cause by the affirmative vote of the holders of 75% of the shares of our capital stock issued, outstanding and entitled to vote. Our amended and restated by-laws, as amended, require the affirmative vote of the holders of at least 75% of our outstanding voting securities to amend or repeal the provision relating to the division of our board of directors into three classes.

Stockholder Nomination of Directors. Our amended and restated by-laws, as amended, provide that a stockholder must notify us in writing of any stockholder nomination of a director not earlier than the 90th day and not later than the 60th day prior to such meeting; provided, if less than 70 days’ notice or prior public disclosure of the date of the meeting is given to stockholders, such nomination shall have been mailed or delivered to the Secretary not later than the close of business on the 10th day following the date on which the notice of the meeting was mailed or such public disclosure was made, whichever occurs first.

No Action By Written Consent. Our restated certificate of incorporation, as amended, provides that our stockholders may not act by written consent and may only act at duly called meetings of stockholders.

Delaware Business Combination Statute. Section 203 of the DGCL is applicable to us. Section 203 of the DGCL restricts some types of transactions and business combinations between a corporation and a 15% stockholder. A 15% stockholder is generally considered by Section 203 to be a person owning 15% or more of the corporation’s outstanding voting stock. Section 203 refers to a 15% stockholder as an “interested stockholder.” Section 203 restricts these transactions for a period of three years from the date the stockholder acquires 15% or more of our outstanding voting stock. With some exceptions, unless the transaction is approved by the board of directors and the holders of at least two-thirds of the outstanding voting stock of the corporation, Section 203 prohibits significant business transactions such as:

•	a merger with, disposition of significant assets to or receipt of disproportionate financial benefits by the interested stockholder, and

•	any other transaction that would increase the interested stockholder’s proportionate ownership of any class or series of our capital stock.

The shares held by the interested stockholder are not counted as outstanding when calculating the two-thirds of the outstanding voting stock needed for approval.

The prohibition against these transactions does not apply if:

•	prior to the time that any stockholder became an interested stockholder, the board of directors approved either the business combination or the transaction in which such stockholder acquired 15% or more of our outstanding voting stock, or

•	the interested stockholder owns at least 85% of our outstanding voting stock as a result of a transaction in which such stockholder acquired 15% or more of our outstanding voting stock. Shares held by persons who are both directors and officers or by some types of employee stock plans are not counted as outstanding when making this calculation.

PLAN OF DISTRIBUTION

The shares covered by this prospectus may be offered and sold from time to time by the selling stockholder. The term “selling stockholder” includes donees, pledgees, transferees or other successors-in-interest selling shares received after the date of this prospectus from the selling stockholder as a gift, pledge, partnership distribution or other non-sale related transfer. The selling stockholder will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The selling stockholder may sell its shares by one or more of, or a combination of, the following methods:

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	an over-the-counter distribution in accordance with the rules of the Nasdaq National Market;

•	in privately negotiated transactions; and

•	in options transactions.

In addition, any shares that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the shares or otherwise, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the common stock in the course of hedging the positions they assume with the selling stockholder. The selling stockholder may also sell the common stock short and redeliver the shares to close out such short positions. The selling stockholder may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The selling stockholder may also pledge shares to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution may effect sales of the pledged shares pursuant to this prospectus (as supplemented or amended to reflect such transaction).

In effecting sales, broker-dealers or agents engaged by the selling stockholder may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling stockholder in amounts to be negotiated immediately prior to the sale.

In offering the shares covered by this prospectus, the selling stockholder and any broker-dealers who execute sales for the selling stockholder may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any profits realized by the selling stockholder and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.

In order to comply with the securities laws of certain states, if applicable, the shares must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

We have advised the selling stockholder that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholder and its affiliates. In addition, we will make copies of this prospectus available to the selling stockholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholder may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

At the time a particular offer of shares is made, if required, a prospectus supplement will be distributed that will set forth the number of shares being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

We have agreed to indemnify the selling stockholder against certain liabilities, including certain liabilities under the Securities Act.

We have agreed with the selling stockholder to keep the Registration Statement of which this prospectus constitutes a part effective until the earlier of (i) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the Registration Statement, (ii) such time as all of the shares covered by this prospectus are sold under circumstances in which all of the applicable conditions of Rule 144 promulgated under the Securities Act (or any similar provisions then in force) under the Securities Act are met, (iii) such time as all of the shares covered by this prospectus are otherwise transferred and such shares may be resold without subsequent registration under the Securities Act or (iv) such time as all of the shares covered by this prospectus shall have ceased to be outstanding.

LEGAL MATTERS

The validity of the shares offered by this prospectus has been passed upon by Wilmer Cutler Pickering Hale and Dorr LLP, Boston, Massachusetts.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2014 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at http://www.curis.com. Our website is not a part of this prospectus and is not incorporated by reference in this prospectus. You may also read and copy any document we file at the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

This prospectus is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus regarding us and our common stock, including certain exhibits and schedules. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s Internet site.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate” into this prospectus information that we file with the SEC in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. The information incorporated by reference is considered to be part of this prospectus. Information contained in this prospectus and information that we file with the SEC in the future and incorporate by reference in this prospectus automatically updates and supersedes previously filed information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus (in each case, other than those documents or the portions of those documents not deemed to be filed) until all of the common stock to which this prospectus relates has been sold or the offering is otherwise terminated.

(1)	Our Annual Report on Form 10-K for the year ended December 31, 2014;

(2)	Our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 15, 2015;

(3)	Our Current Reports on Form 8-K filed on January 21, 2015, February 11, 2015, February 26, 2015 and April 10, 2015;

(4)	Any other filings we make pursuant to the Exchange Act after the date of filing the initial registration statement and prior to effectiveness of the registration statement; and

(5)	The description of our common stock contained in our Registration Statement on Form 8-A filed on April 13, 2000, including any amendments or reports filed for the purpose of updating such description.

A statement contained in a document incorporated by reference into this prospectus shall be deemed to be modified or superceded for purposes of this prospectus to the extent that a statement contained in this prospectus, any prospectus supplement or in any other subsequently filed document which is also incorporated in this prospectus modifies or replaces such statement. Any statements so modified or superceded shall not be deemed, except as so modified or superceded, to constitute a part of this prospectus.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus at no cost. You may request a copy of these documents by writing or telephoning us using the following contact information:

Curis, Inc.

4 Maguire Road

Lexington, MA 02421

Attention: Chief Financial Officer

Telephone: (617) 503-6500

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses to be incurred in connection with the sale and distribution of the securities being registered hereby, all of which will be borne by Curis, Inc. (except any underwriting discounts and commissions and expenses incurred by the selling stockholder for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholder in disposing of the shares). All amounts shown are estimates except the SEC registration fee.

SEC registration fee	$5,610
Legal fees and expenses	$25,000
Accounting fees and expenses	$25,000
Miscellaneous expenses	$1,000

Total expenses	$56,610

Item 15. Indemnification of Directors and Officers.

Section 102 of the DGCL allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of the DGCL or obtained an improper personal benefit. We have included such a provision in our restated certificate of incorporation, as amended.

Section 145 of the DGCL provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

Article Sixth of our restated certificate of incorporation, as amended, provides that no director shall be personally liable to us or any of our stockholders for any monetary damages for any breach of fiduciary duty as a director of Curis, except to the extent that the DGCL prohibits the elimination or limitation of liability of directors for breach of fiduciary duty.

Article Eighth of our restated certificate of incorporation, as amended, provides, in general, that we shall indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of Curis), by reason of the fact that such person is or was, or has agreed to become, a director or officer of Curis, or is or was serving or has agreed to serve, at the request of Curis, as a director, officer or trustee of, or in a similar capacity with, another corporation (including any partially or wholly owned subsidiary of the Registrant), partnership, joint venture, trust or other enterprise (including any employee benefit plan), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any such action, suit or proceeding to the maximum extent permitted by the DGCL. The foregoing right of indemnification is in no way exclusive of any other rights of indemnification to which any such director or officer may be entitled, under any by-law, agreement, vote of directors or stockholders or otherwise.

In addition to the indemnification provided by our restated certificate of incorporation, as amended, and under the DGCL, we have entered into indemnification agreements with our executive officers and directors. The indemnification agreements provide that each such person:

•	shall be indemnified by Curis against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement incurred in connection with any litigation or other legal proceeding (other than an action by or in the right of Curis) brought against him or her by virtue of his or her position as an officer or director of Curis if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of Curis, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful; and

•	shall be indemnified by Curis against all expenses (including attorneys’ fees) and, to the extent permitted by law, amounts paid in settlement incurred in connection with any action by or in the right of Curis brought against him or her by virtue of his or her position as an officer or director of Curis if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of Curis, except that no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to Curis, unless a court determines that, despite such adjudication but in view of all of the circumstances, he or she is fairly and reasonably entitled to indemnification of such expenses.

Notwithstanding the foregoing, to the extent that an officer or director has been successful, on the merits or otherwise, he or she is required to be indemnified by us against all expenses (including attorneys’ fees) incurred in connection with defending any proceeding to the extent that we do not assume the defense of such proceeding. Expenses shall be advanced to an officer or director, provided that he or she undertakes to repay the amount advanced if it is ultimately determined that he or she is not entitled to indemnification for such expenses.

Indemnification is required to be made unless we determine that the applicable standard of conduct required for indemnification has not been met. As a condition precedent to the right of indemnification, the officer or director must give us notice of the action for which indemnity is sought and we have the right to participate in such action or assume the defense thereof.

We maintain a general liability insurance policy which covers certain liabilities of directors and officers of Curis arising out of claims based on acts or omissions in their capacities as directors or officers.

Item 16. Exhibits

EXHIBIT NUMBER	DESCRIPTION

3.1	Restated Certificate of Incorporation of the Registrant. Previously filed as Exhibit 3.3 to the Registrant’s Registration Statement on Form S-4/A filed on June 19, 2000 and incorporated herein by reference.

3.2	Amendment to the Restated Certificate of Incorporation of the Registrant. Previously filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on June 3, 2013 and incorporated herein by reference.

3.3	Certificate of Designations of the Registrant. Previously filed as Exhibit 3.2 to the Registrant’s Registration Statement on Form S-3 filed on August 10, 2001 and incorporated herein by reference.

EXHIBIT NUMBER	DESCRIPTION

3.4	Amended and Restated By-laws of the Registrant. Previously filed as Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1 filed on November 29, 2000 and incorporated herein by reference.

3.5	Amendment to Amended and Restated By-laws of the Registrant. Previously filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on September 24, 2007 and incorporated herein by reference.

4.1	Form of the Registrant’s Common Stock Certificate. Previously filed as Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K filed on March 2, 2007 and incorporated herein by reference.

5.1	Opinion of WilmerHale.

10.1	Stock Purchase Agreement, dated January 18, 2015, by and between the Registrant and Aurigene Discovery Technologies Limited. Previously filed as Exhibit 10.34 to the Registrant’s Annual Report on Form 10-K filed on February 24, 2015 and incorporated herein by reference.

10.2	Registration Rights Agreement, dated January 18, 2015, by and between the Registrant and Aurigene Discovery Technologies Limited. Previously filed as Exhibit 10.35 to the Registrant’s Annual Report on Form 10-K filed on February 24, 2015 and incorporated herein by reference.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of WilmerHale, included in Exhibit 5.1 filed herewith.

24.1	Power of Attorney, included in the signatures pages to the Registration Statement.

Item 17. Undertakings.

Item 512(a) of Regulation S-K. The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in this Registration Statement.

(2) That, for the purposes of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Item 512(b) of Regulation S-K. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Item 512(h) of Regulation S-K. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions described herein, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lexington, Commonwealth of Massachusetts, on April 17, 2015.

CURIS, INC.

By:	/s/ Ali Fattaey
Ali Fattaey
President and Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned officers and directors of Curis, Inc., hereby severally constitute and appoint Ali Fattaey and Michael P. Gray and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Curis, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ali Fattaey Ali Fattaey	President, Chief Executive Officer and Director (Principal Executive Officer)	April 17, 2015

/s/ Michael P. Gray Michael P. Gray	Chief Financial and Chief Business Officer (Principal Financial and Accounting Officer)	April 17, 2015

/s/ James R. McNab, Jr. James R. McNab, Jr.	Chairman of the Board of Director	April 17, 2015

/s/ Daniel R. Passeri Daniel R. Passeri	Vice-Chairman of the Board of Director	April 17, 2015

/s/ Martyn D. Greenacre Martyn D. Greenacre	Director	April 17, 2015

/s/ Kenneth I. Kaitin Kenneth I. Kaitin	Director	April 17, 2015

/s/ Robert Martell Robert Martell	Director	April 17, 2015

/s/ Kenneth Pienta Kenneth Pienta	Director	April 13, 2015

/s/ Marc Rubin Marc Rubin	Director	April 17, 2015

/s/ James R. Tobin James R. Tobin	Director	April 17, 2015

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

3.1	Restated Certificate of Incorporation of the Registrant. Previously filed as Exhibit 3.3 to the Registrant’s Registration Statement on Form S-4/A filed on June 19, 2000 and incorporated herein by reference.

3.2	Amendment to the Restated Certificate of Incorporation of the Registrant. Previously filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on June 3, 2013 and incorporated herein by reference.

3.3	Certificate of Designations of the Registrant. Previously filed as Exhibit 3.2 to the Registrant’s Registration Statement on Form S-3 filed on August 10, 2001 and incorporated herein by reference.

3.4	Amended and Restated By-laws of the Registrant. Previously filed as Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1 filed on November 29, 2000 and incorporated herein by reference.

3.5	Amendment to Amended and Restated By-laws of the Registrant. Previously filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on September 24, 2007 and incorporated herein by reference.

4.1	Form of the Registrant’s Common Stock Certificate. Previously filed as Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K filed on March 2, 2007 and incorporated herein by reference.

5.1	Opinion of WilmerHale.

10.1	Stock Purchase Agreement, dated January 18, 2015, by and between the Registrant and Aurigene Discovery Technologies Limited. Previously filed as Exhibit 10.34 to the Registrant’s Annual Report on Form 10-K filed on February 24, 2015 and incorporated herein by reference.

10.2	Registration Rights Agreement, dated January 18, 2015, by and between the Registrant and Aurigene Discovery Technologies Limited. Previously filed as Exhibit 10.35 to the Registrant’s Annual Report on Form 10-K filed on February 24, 2015 and incorporated herein by reference.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of WilmerHale, included in Exhibit 5.1 filed herewith.

24.1	Power of Attorney, included in the signatures pages to the Registration Statement.